                                                                    EXHIBIT 10.1




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                              EMPLOYMENT AGREEMENT





                                     BETWEEN





                               THOMAS M. DOUGHERTY





                                       AND





                                AIRGATE PCS, INC.









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




                                TABLE OF CONTENTS

                                                                                                                PAGE



1.       EFFECTIVE DATE..........................................................................................1

2.       EMPLOYMENT..............................................................................................1

3.       EMPLOYMENT PERIOD.......................................................................................1

4.       EXTENT OF SERVICE.......................................................................................1

5.       COMPENSATION AND BENEFITS...............................................................................2

         (a)      Base Salary....................................................................................2

         (b)      Incentive, Savings and Retirement Plans........................................................2

         (c)      Welfare Benefit Plans..........................................................................2

         (d)      Expenses.......................................................................................2

         (e)      Fringe Benefits................................................................................3

         (f)      Vacation.......................................................................................3

         (g)      Office and Support Staff.......................................................................3

6.       CHANGE OF CONTROL.......................................................................................3

7.       TERMINATION OF EMPLOYMENT...............................................................................4

         (a)      Death or Retirement............................................................................4

         (b)      Disability.....................................................................................4

         (c)      Termination by the Company.....................................................................5

         (d)      Termination by Executive.......................................................................6

         (e)      Notice of Termination..........................................................................6

         (f)      Date of Termination............................................................................7

         (g)      Cooperation....................................................................................7

8.       OBLIGATIONS OF THE COMPANY UPON TERMINATION.............................................................8

         (a)      Termination by Executive for Good Reason; Termination by the Company Other Than for
                  Cause or Disability............................................................................8

         (b)      Death, Disability or Retirement................................................................9

         (c)      Cause or Voluntary Termination without Good Reason............................................10

         (d)      Expiration of Employment Period...............................................................10

         (e)      Resignations..................................................................................10

         (f)      Mandatory Reduction of Payments in Certain Events.............................................10

9.       NON-EXCLUSIVITY OF RIGHTS..............................................................................11

                                TABLE OF CONTENTS
                                   (continued)


                                                                                                             PAGE
10.      FULL SETTLEMENT; NO OBLIGATION TO MITIGATE.............................................................11

11.      COSTS OF ENFORCEMENT...................................................................................11

12.      REPRESENTATIONS AND WARRANTIES.........................................................................11

13.      RESTRICTIONS ON CONDUCT OF EXECUTIVE...................................................................11

         (a)      General.......................................................................................11

         (b)      Definitions...................................................................................12

         (c)      Restrictive Covenants.........................................................................14

         (d)      Enforcement of Restrictive Covenants..........................................................15

14.      ARBITRATION............................................................................................16

15.      ASSIGNMENT AND SUCCESSORS..............................................................................17

16.      MISCELLANEOUS..........................................................................................18

         (a)      Waiver........................................................................................18

         (b)      Severability..................................................................................18

         (c)      Other Agents..................................................................................18

         (d)      Entire Agreement..............................................................................18

         (e)      Governing Law.................................................................................18

         (f)      Notices.......................................................................................18

         (g)      Amendments and Modifications..................................................................19

         (h)      Construction..................................................................................19

         (i)      Withholding...................................................................................19

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into this 7th day of December, 2004 by and among AirGate PCS, Inc., a Delaware corporation (the "Company"), and Thomas M. Dougherty ("Executive"), to be effective as of the Effective Date, as defined in Section 1.

                                   BACKGROUND

         The Company desires to retain Executive as the President and Chief Executive Officer of the Company from and after the Effective Date, in accordance with the terms of this Agreement. Executive is willing to serve as such in accordance with the terms and conditions of this Agreement.

         NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. EFFECTIVE DATE. The effective date of this Agreement (the "Effective Date") is December 7, 2004.

         2. EMPLOYMENT. Executive is hereby employed on the Effective Date as the President and Chief Executive Officer of the Company. In his capacity as President and Chief Executive Officer of the Company, Executive shall have the responsibilities outlined on Exhibit A to this Agreement and such other responsibilities commensurate with such position as shall be assigned to him by the Board of Directors of the Company (the "Board"), which shall be consistent with the responsibilities of similarly situated executives of comparable companies in similar lines of business. In his capacity as President and Chief Executive Officer of the Company, Executive will report directly to the Board of Directors.

         3. EMPLOYMENT PERIOD. Unless earlier terminated herein in accordance with Section 7 hereof, Executive's employment shall be for a term beginning on the Effective Date and ending on December 6, 2005 (the "Employment Period"). Beginning on December 7, 2005 and on each one year anniversary thereafter, the Employment Period shall, without further action by Executive or the Company, be extended by an additional one-year period; provided, however, that either party may cause the Employment Period to cease to extend automatically, by giving written notice to the other not less than ninety days prior to the end of the then current Employment Period. Upon such notice, the Employment Period shall terminate upon the expiration of the then-current term, including any prior extensions.

         4. EXTENT OF SERVICE. During the Employment Period, and excluding any periods of vacation, holiday, sick leave and leave of absence to which Executive is entitled in accordance with Company policies, Executive agrees to devote his reasonable business time, attention, skill and efforts exclusively to the faithful performance of his duties hereunder. It shall not be a violation of this Agreement for Executive to (i) devote reasonable time to charitable, community, industry or professional activities, (ii) serve on corporate, civic, educational or charitable boards or committees, subject to the Company's Standards of Business Conduct or other code of ethics,

(iii) deliver lectures, fulfill speaking engagements or teach at educational institutions, and/or (iv) manage personal business interests and investments, subject to the Company's Standards of Business Conduct or other code of ethics, and so long as such activities do not materially interfere with the performance of Executive's responsibilities under this Agreement.

         5. COMPENSATION AND BENEFITS.

                  (a) BASE SALARY. During the Employment Period, the Company will pay to Executive base salary at the rate of U.S.$360,000.00 per year ("Base Salary"), less normal withholdings, payable in approximately equal bi-weekly or more frequent installments as are customary under the Company's payroll practices from time to time. The compensation committee of the Board shall review Executive's Base Salary annually and, subject to approval of the Board, may increase (but not decrease) Executive's Base Salary from year to year. Such adjusted salary then shall become Executive's Base Salary for purposes of this Agreement. The annual review of Executive's salary by the Board will consider, among other things, Executive's own performance and the Company's performance.

                  (b) INCENTIVE, SAVINGS AND RETIREMENT PLANS. During the Employment Period, Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs available to vice presidents of the Company ("Peer Executives"), and on the same basis as such Peer Executives. Without limiting the foregoing, the following shall apply:

                           (i) during the Employment Period, Executive will be
entitled to participate in the Company's Executive Bonus Plan then in effect, or any successor plan or plans, pursuant to which he will have an opportunity to receive an annual cash bonus based upon the achievement of performance goals established from year to year by the compensation committee of the Board, with the targeted bonus amount set at 65% of Executive's Base Salary then in effect, commencing with the AirGate PCS, Inc. 2005 Executive Bonus Plan (the "Target Bonus"); and

                           (ii) during the Employment Period, Executive will be
eligible for grants, under the Company's stock option plan(s), of stock options (or such other stock-based awards as the Company makes to Peer Executives) to acquire common stock of the Company, having terms and determined in the same manner as option awards to other Peer Executives. Nothing herein requires the Board to make grants of stock options or other awards in any year.

                  (c) WELFARE BENEFIT PLANS. During the Employment Period, Executive and Executive's eligible dependents shall be eligible for participation in, and shall receive all benefits under, the welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, employee life, dependent life, accidental death and travel accident insurance plans and programs) ("Welfare Plans") to the extent available to other Peer Executives.

                  (d) EXPENSES. During the Employment Period, Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by Executive in accordance with the policies, practices and procedures of the Company to the extent available to other Peer Executives.

                  (e) FRINGE BENEFITS. During the Employment Period, Executive shall be entitled to fringe benefits in accordance with the plans, practices, programs and policies of the Company available to other Peer Executives.

                  (f) VACATION. During the Employment Period, Executive will be entitled to four weeks paid vacation or such longer time as may hereafter be provided under any plans, practices, programs and policies of the Company available to other Peer Executives.

                  (g) OFFICE AND SUPPORT STAFF. During the Employment Period, Executive will be entitled to office, furnishings and equipment of similar type and quality made available to other Peer Executives. During the Employment Period, Executive will be entitled to secretarial and other assistance reasonably necessary for the performance of his duties and responsibilities.

         6. CHANGE OF CONTROL. For the purposes of this Agreement, a "Change of Control" shall mean the occurrence of any of the following events:

                  (a) individuals who, on the Effective Date, constitute the Board of Directors of the Company (the "Incumbent Directors") cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors ("Election Contest") or other actual or threatened solicitation of proxies or consents by or on behalf of any "person" (such term for purposes of this Section 6 being as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as used in Section 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Board ("Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

                  (b) any person is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of either (i) 35% or more of the then-outstanding shares of common stock of the Company ("Company Common Stock") or (ii) securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of directors (the "Company Voting Securities"); provided, however, that for purposes of this paragraph (b), the following acquisitions of Common Stock or Company Voting Securities shall not constitute a Change of
Control: (A) an acquisition directly from the Company, (B) an acquisition by the Company or a subsidiary of the Company, (C) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, or (D) an acquisition pursuant to a Non-Qualifying Transaction (as defined in paragraph (c) below); or

                  (c) the consummation of a recapitalization, reorganization, merger, consolidation, statutory share exchange or similar form of transaction involving the Company or a subsidiary of the Company (a "Reorganization"), or the sale or other disposition of all or substantially all of the Company's assets (a "Sale") or the acquisition of assets or stock of another entity (an "Acquisition"), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 55% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from or surviving such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets or stock either directly or through one or more subsidiary entities, the "Surviving Entity") in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no person (other than (x) the Company or any subsidiary of the Company, (y) the Surviving Entity or its ultimate parent entity, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing is the beneficial owner, directly or indirectly, of 35% or more of the total common stock or 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity, and (C) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

                  (d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

         7. TERMINATION OF EMPLOYMENT.

                  (a) DEATH OR RETIREMENT. Executive's employment shall terminate automatically upon Executive's death or Retirement during the Employment Period. For purposes of this Agreement, "Retirement" shall mean normal retirement as defined in the Company's then-current retirement plan, or if there is no such retirement plan, "Retirement" shall mean voluntary termination after age 65 with at least ten years of service. In the event of Executive's death during the Employment Period, the Company shall continue paying Executive's Base Salary then in effect to his surviving spouse for one year from the date of Executive's death. During the one year after Executive's death during the Employment Period, Executive's surviving spouse shall continue to receive all benefits under the Welfare Plans and the Company shall pay any costs associated with her participation in the Welfare Plans during this time.

                  (b) DISABILITY. If the Company determines in good faith that the Disability (as defined below) of Executive has occurred during the Employment Period, it may give to Executive written notice of its intention to terminate Executive's employment. In such event, Executive's employment with the Company shall terminate effective on the 30th day after receipt of such written notice by Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, Executive shall not have returned to full-time performance of Executive's duties. For purposes of this Agreement, "Disability" shall have the same meaning as provided in the long-term disability plan or policy maintained by the Company and covering Executive. If no such long-term disability plan or policy is maintained, "Disability" shall mean the inability of Executive, as determined by the Board, to perform the essential functions of his regular duties and responsibilities, with or without reasonable accommodation, due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six consecutive months. At the request of Executive or his personal representative, the Board's determination that the Disability of Executive has occurred shall be certified by two physicians mutually agreed upon by Executive, or his personal representative, and the Company. Failing such independent certification (if so requested by Executive), Executive's termination shall be deemed a termination by the Company without Cause and not a termination by reason of his Disability.

                  (c) TERMINATION BY THE COMPANY. The Company may terminate Executive's employment during the Employment Period with or without Cause. For purposes of this Agreement, "Cause" shall mean:

                           (i) the willful and continued failure of Executive to
perform substantially Executive's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness, or following Executive's delivery of notice of termination for Good Reason, and specifically excluding any failure by Executive, after reasonable efforts, to meet performance expectations), after a written demand for substantial performance is delivered to Executive by the Board which specifically identifies the manner in which the Board believes that Executive has not substantially performed Executive's duties;

                           (ii) the willful engaging by Executive in illegal
conduct or gross misconduct which is injurious to the Company;

                           (iii) the willful engaging by Executive in conduct
that violates in any material respect established principles of business ethics, corporate responsibility and corporate governance, including but not limited to conduct that results in liability under the Sarbanes-Oxley Act of 2002;

                           (iv) the commission by Executive of a felony; or

                           (v) the material breach by Executive of any provision
of this Agreement, which breach has not been cured within 30 days following Executive's receipt of written notice of such breach from the Company.

         For purposes of this provision, no act or failure to act, on the part of Executive, shall be considered "willful" unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company. The cessation of employment of Executive shall not be deemed to be for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board (excluding Executive, if Executive is a member of the Board), finding that, in the good faith opinion of the Board, Executive is guilty of conduct described in subparagraphs (i) or (ii) above, and specifying the particulars thereof in detail. Such finding shall be effective to terminate Executive's employment for Cause only if Executive was provided reasonable notice of the proposed action and was given an opportunity, together with counsel, to be heard by the Board.

                  (d) TERMINATION BY EXECUTIVE. Executive's employment may be terminated by Executive for Good Reason or no reason. For purposes of this Agreement, unless written consent of the Executive is obtained, "Good Reason" shall mean:

                           (i) the assignment to Executive of any duties
inconsistent in any material respect with Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as in effect on the Effective Date, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities or as a result of which Executive no longer has a position substantially equivalent to Executive's position as of the Effective Date, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive;

                           (ii) a reduction by the Company in Executive's Base
Salary or target incentive as in effect on the Effective Date or as the same may be increased from time to time;

                           (iii) the Company's requiring Executive to be based
at any office or location other than in the Greater Atlanta (Georgia) Metropolitan Area;

                           (iv) relocation of the Company's principal offices to
a place other than in the Greater Atlanta (Georgia) Metropolitan Area; or

                           (v) the material breach by the Company of any
provision of this Agreement, which breach has not been cured within 30 days following the Company's receipt of written notice of such breach from Executive.

         Good Reason shall not include Executive's death or Disability; provided that Executive's mental or physical incapacity following the occurrence of an event described in clauses (i) - (v) above shall not affect Executive's ability to terminate for Good Reason. Except as provided in Section 8(a), Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

         Notwithstanding the above, Executive's voluntary termination for any reason or no reason during the 90-day period beginning on the occurrence of a Change of Control resulting from a transaction between the Company and a telecommunications company that, in the year prior to such transaction, had annual revenues in excess of $5 billion shall be treated for purposes of this Agreement as a termination by Executive for Good Reason.

                  (e) NOTICE OF TERMINATION. Any termination by the Company for Cause, or by Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 16(f) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated and (iii) specifies the termination date. The failure by Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of Executive or the Company, respectively, hereunder or preclude Executive or the Company, respectively, from asserting such fact or circumstance in enforcing Executive's or the Company's rights hereunder.

                  (f) DATE OF TERMINATION. "Date of Termination" means (i) if Executive's employment is terminated by the Company for Cause, or by Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein within 30 days of such notice, as the case may be, (ii) if Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies Executive of such termination or a date within 90 days of receipt of the Notice of Termination, as specified in such notice, (iii) if Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of Executive or the Disability Effective Date, as the case may be, and (iv) if Executive's employment is terminated by Executive without Good Reason, the Date of Termination shall be no fewer than 30 days following the Company's receipt of the Notice of Termination.

                  (g) COOPERATION. For the period beginning on Executive's Date of Termination and ending on the second anniversary thereof (the "Cooperation Period"), Executive agrees that he will reasonably cooperate with and provide reasonable assistance to the Company regarding any or all of the following, as long as said services to be rendered by Executive shall not impede his ability to meet any obligations or duties he may have with his then current employer or company: (i) the transition of ongoing matters relating to the business of the Company, as may be reasonably requested by the Company from time to time; (ii) any litigation or criminal, civil or administrative proceeding, whether currently pending or filed during the Cooperation Period, arising out of or relating to matters about which Executive has knowledge or in which Executive may be identified or called as a witness by any party; and (iii) such other services as the Company may reasonably request. Such cooperation and assistance includes, without limitation, attendance at meetings with Company representatives or the Company's legal counsel (or both) upon reasonable notice and at mutually convenient times and places, provision of complete and truthful information in response to any inquiries of the Company and/or its counsel, full disclosure and production of all documents and things that may be relevant to any such matters (regardless of any express inquiry by the Company or its counsel), and attendance as a witness at depositions, trials or similar proceedings upon reasonable advance notice.

         In consideration for Executive's services during the Cooperation Period, the Company shall pay Executive at an hourly rate of compensation commensurate with his Base Salary as of his Date of Termination for any services performed by Executive on behalf of the Company in connection with this Section 7(g). In addition to and notwithstanding the foregoing, the

Company will reimburse Executive for all expenses reasonably incurred by Executive in the performance of his duties hereunder during the Cooperation Period.

         In addition to and notwithstanding the foregoing, the Company shall pay for Executive's legal representation, as mutually agreed to by Executive and the Company, in any matter resulting from services rendered by Executive to the Company during the Cooperation Period pursuant to this Section 7(g), and indemnify Executive against any judgment entered against him, and reimburse him for any settlement reached, as a result of such services rendered by Executive to the Company during the Cooperation Period pursuant to this Section 7(g).

         Executive shall immediately notify the Company of any formal or informal inquiry or request for information directed to Executive by any third party that in any way relates to Executive's employment by the Company or any aspect of the Company's business operation.

         8. OBLIGATIONS OF THE COMPANY UPON TERMINATION.

                  (a) TERMINATION BY EXECUTIVE FOR GOOD REASON; TERMINATION BY THE COMPANY OTHER THAN FOR CAUSE OR DISABILITY. If, during the Employment Period, the Company shall terminate Executive's employment other than for Cause or Disability, or Executive shall terminate employment for Good Reason within a period of 180 days after the occurrence of the event giving rise to Good Reason, then and, with respect to the payments and benefits described in clauses (i)(B) and (ii) below, only if Executive executes a Release in substantially the form of Exhibit B hereto (the "Release"):

                           (i) the Company shall provide to Executive in a
single lump sum cash payment within 30 days after the Date of Termination, or if later, within five days after the Release becomes effective and nonrevocable, the aggregate of the following amounts:

                                    A. the sum of the following amounts, to the
extent not previously paid to Executive (the "Accrued Obligations"): (1) Executive's Base Salary through the Date of Termination, (2) a pro-rata bonus for the year in which the Date of Termination occurs, computed as the product of
(x) Executive's Target Bonus for such year and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365, (3) any accrued pay in lieu of unused vacation, and (4) unless Executive has elected a different payout date in a prior deferral election, any vested compensation previously deferred by Executive (together with any amount equivalent to accrued interest or earnings thereon); and

                                    B. a severance payment as determined
pursuant to clause (x) or (y) below, as applicable:

                                             (x) if the Date of Termination
         occurs before, or more than one (1) year after, the occurrence of a Change of Control, the severance payment shall be the product of the Regular Severance Factor (as defined below) times one twelfth of the sum of (1) Executive's Base Salary in effect as of the Date of Termination, and (2) Executive's Target Bonus for the year in which the Date of Termination occurs (the "Regular Severance Factor" is 12), or

                                             (y) if the Date of Termination
         occurs within one (1) year after the occurrence of a Change of Control, the severance payment shall be the product of the Change of Control Severance Factor (as defined below) times one twelfth of Executive's Base Salary in effect as of the Date of Termination (the "Change of Control Severance Factor" is 36); and

                           (ii) the Company shall continue to provide, for
eighteen (18) months after Executive's Date of Termination (the "Welfare Benefits Continuation Period"), or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, benefits to Executive and/or Executive's eligible dependents substantially equivalent to those which would have been provided to them in accordance with the Welfare Plans described in Section 5(c) of this Agreement if Executive's employment had not been terminated or, if more favorable to Executive, as in effect generally at any time thereafter with respect to other Peer Executives and their families; provided, however, that if Executive becomes employed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the Company's obligation to provide medical and other welfare benefits described herein shall cease, except as otherwise provided by law; and

                           (iii) the Company shall provide Executive with
reasonable outplacement services for a period of one year; provided, that the cost to the Company shall not exceed 25% of Executive's annual Base Salary as in effect immediately prior to the Date of Termination;

                           (iv) to the extent not theretofore paid or provided,
the Company shall timely pay or provide to Executive any other amounts or benefits required to be paid or provided or which Executive is eligible to receive under any plan, program, policy or practice of the Company to the extent provided to Peer Executives prior to the Date of Termination (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

         If Executive's employment is terminated by the Company without Cause prior to the occurrence of a Change in Control and if it can reasonably be shown that Executive's termination (i) was at the direction or request of a third party that had taken steps reasonably calculated to effect the Change in Control after such termination, or (ii) otherwise occurred in connection with, or in anticipation of, the Change in Control, then Executive shall have the rights described in this Section 8(a) as if a Change in Control had occurred on the date immediately preceding the Date of Termination.

                  (b) DEATH, DISABILITY OR RETIREMENT. If Executive's employment is terminated by reason of his Disability or Retirement during the Employment Period, this Agreement shall terminate without further obligations to Executive or his estate, beneficiaries or legal representatives, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to Executive or his estate, beneficiary or legal representative, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as used in this Section 8(b) shall include, without limitation, and Executive or his estate, beneficiaries or legal representatives, as applicable, shall be entitled to receive, benefits under such plans, programs, practices and policies relating to death, disability or retirement benefits, if any, as are applicable to Executive or his family on the Date of Termination.

         If Executive's employment is terminated by reason of his death during the Employment Period, the Company shall continue paying Executive's Base Salary then in effect to his surviving spouse for one year from the date of Executive's death. During the one year after Executive's death during the Employment Period, Executive's surviving spouse shall continue to receive all benefits under the Welfare Plans and the Company shall pay any costs associated with her participation in the Welfare Plans during this time.

                  (c) CAUSE OR VOLUNTARY TERMINATION WITHOUT GOOD REASON. If Executive's employment shall be terminated for Cause during the Employment Period, or if Executive voluntarily terminates employment during the Employment Period without Good Reason, this Agreement shall terminate without further obligations to Executive, other than for payment of Accrued Obligations (excluding the pro-rata bonus described in clause 2 of Section 8(a)(i)(A)) and the timely payment or provision of Other Benefits.

                  (d) EXPIRATION OF EMPLOYMENT PERIOD. If Executive's employment shall be terminated due to the normal expiration of the Employment Period, this Agreement shall terminate without further obligations to Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits.

                  (e) RESIGNATIONS. Termination of Executive's employment for any reason whatsoever shall constitute Executive's resignation from the Board (if applicable) and resignation as an officer of the Company, its subsidiaries and affiliates.

                  (f) MANDATORY REDUCTION OF PAYMENTS IN CERTAIN EVENTS. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would be subject to the excise tax (the "Excise Tax") imposed by
Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then, prior to the making of any Payment to Executive, a calculation shall be made comparing (i) the net benefit to Executive of the Payment after payment of the Excise Tax, to (ii) the net benefit to Executive if the Payment had been limited to the extent necessary to avoid being subject to the Excise Tax. If the amount calculated under (i) above is less than the amount calculated under (ii) above, then the Payment shall be limited to the extent necessary to avoid being subject to the Excise Tax (the "Reduced Amount"). In that event, Executive shall direct which Payments are to be modified or reduced. The determination of whether an Excise Tax would be imposed, the amount of such Excise Tax, and the calculation of the amounts referred to in clauses (i) and (ii) of the foregoing sentence shall be made by the Company's regular independent accounting firm at the expense of the Company or, at the election and expense of Executive, another nationally recognized independent accounting firm (the "Accounting Firm") which shall provide detailed supporting calculations. Any determination by the Accounting Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Payments which Executive was entitled to, but did not receive pursuant to this
Section 8(f), could have been made without the imposition of the Excise Tax ("Underpayment"). In such event, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive. In the event that the provisions of Code Section 280G and 4999 or any successor provisions are repealed without succession, this Section 8(f) shall be of no further force or effect.

         9. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit Executive's continuing or future participation in any employee benefit plan, program, policy or practice provided by the Company and for which Executive may qualify, except as specifically provided herein. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any employee benefit plan, policy, practice or program of the Company, its subsidiaries or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program except as explicitly modified by this Agreement.

         10. FULL SETTLEMENT; NO OBLIGATION TO MITIGATE. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive or others. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement and, except as explicitly provided herein, such amounts shall not be reduced whether or not Executive obtains other employment.

         11. COSTS OF ENFORCEMENT. In any action taken in good faith relating to the enforcement of this Agreement or any provision herein, Executive shall be entitled to reimbursement for any and all costs and expenses incurred by him in enforcing or establishing his rights thereunder, including, without limitation, reasonable attorneys' fees, whether suit be brought or not, and whether or not incurred in arbitration, trial, bankruptcy or appellate proceedings, if Executive is successful in asserting such rights. Executive shall also be entitled to be paid all reasonable legal fees and expenses, if any, incurred in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Internal Revenue Code to any payment or benefit hereunder. Such payments shall be made within five (5) business days after delivery of Executive's respective written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

         12. REPRESENTATIONS AND WARRANTIES. Executive hereby represents and warrants to the Company that Executive is not a party to, or otherwise subject to, any covenant not to compete with any person or entity, and Executive's execution of this Agreement and performance of his obligations hereunder will not violate the terms or conditions of any contract or obligation, written or oral, between Executive and any other person or entity.

         13. RESTRICTIONS ON CONDUCT OF EXECUTIVE.

                  (a) GENERAL. Executive and the Company understand and agree that the purpose of the provisions of this Section 13 is to protect legitimate business interests of the

Company, as more fully described below, and is not intended to impair or infringe upon Executive's right to work, earn a living, or acquire and possess property from the fruits of his labor. Executive hereby acknowledges that Executive has received good and valuable consideration for the post-employment restrictions set forth in this Section 13 in the form of the compensation and benefits provided for herein and the grant of stock options, restricted stock and other stock awards from time to time by the Company. Executive hereby further acknowledges that the post-employment restrictions set forth in this
Section 13 are reasonable and that they do not, and will not, unduly impair his ability to earn a living after the termination of this Agreement.

         In addition, the parties acknowledge: (A) that Executive's services under this Agreement require special expertise and talent in the provision of Competitive Services and that Executive will have substantial contacts with customers, suppliers, advertisers and vendors of the Company; (B) that pursuant to this Agreement, Executive will be placed in a position of trust and responsibility and he will have access to a substantial amount of Confidential Information and Trade Secrets and that the Company is placing him in such position and giving him access to such information in reliance upon his agreement not to compete with the Company during the Restricted Period; (C) that due to his management duties, Executive will be the repository of a substantial portion of the goodwill of the Company and would have an unfair advantage in competing with the Company; (D) that due to Executive's special experience and talent, the loss of Executive's services to the Company under this Agreement cannot reasonably or adequately be compensated solely by damages in an action at law; (E) that Executive is capable of competing with the Company; and (F) that Executive is capable of obtaining gainful, lucrative and desirable employment that does not violate the restrictions contained in this Agreement.

         Therefore, subject to the limitations of reasonableness imposed by law, Executive shall be subject to the restrictions set forth in this Section 13.

                  (b) DEFINITIONS. The following capitalized terms used in this
Section 13 shall have the meanings assigned to them below, which definitions shall apply to both the singular and the plural forms of such terms:

         "Competitive Position" means any employment with a Competitor in which Executive will use or is likely to use any Confidential Information or Trade Secrets, or in which Executive has duties for such Competitor that involve Competitive Services and that are the same or similar to those services actually performed by Executive for the Company.

         "Competitive Services" means the business of selling wireless telecommunications products and services.

         "Competitor" means any Person engaged, wholly or in part, in providing Competitive Services within the Restricted Territory, including, without limitation, Sprint Corporation or its subsidiaries or affiliates ("Sprint").

         "Confidential Information" means all information regarding the Company, its activities, business or clients that is the subject of reasonable efforts by the Company to maintain its confidentiality and that is not generally disclosed by practice or authority to persons not employed by the Company, but that does not rise to the level of a Trade Secret. "Confidential Information" shall include, but is not limited to, financial plans and data concerning the Company; management planning information; business plans; operational methods; market studies; marketing plans or strategies; product development techniques or plans; customer lists; details of customer contracts; current and anticipated customer requirements; past, current and planned research and development; business acquisition plans; and new personnel acquisition plans. "Confidential Information" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of the Company. This definition shall not limit any definition of "confidential information" or any equivalent term under state or federal law.

         "Determination Date" means the date of termination of Executive's employment with the Company for any reason whatsoever or any earlier date (during the Employment Period) of an alleged breach of the Restrictive Covenants by Executive.

         "Person" means any individual or any corporation, partnership, joint venture, limited liability company, association or other entity or enterprise.

         "Principal or Representative" means a principal, owner, partner, shareholder, joint venturer, investor, member, trustee, director, officer, manager, employee, agent, representative or consultant.

         "Protected Customers" means any Person to whom the Company has sold its products or services or solicited to sell its products or services, other than through general advertising targeted at consumers, during the 12 months prior to the Determination Date.

         "Protected Employees" means employees of the Company who were employed by the Company at any time within 6 months prior to the Determination Date, other than those who were discharged by the Company without cause.

         "Restricted Period" means the Employment Period plus the number of months after the termination of Executive's employment with the Company equal to the Regular Severance Factor or the Change of Control Severance Factor (as determined in Section 8(a)(i)(B)(x) or (y) above, as applicable); provided, however, that the Restricted Period shall end with respect to the covenants in clauses (ii), (iii), (iv) and (v) of Section 13(c) on the 60th day after the Date of Termination in the event the Company fails to make any payment required under Section 8(a)(i).

         "Restricted Territory" means the Service Area (as defined in the Sprint PCS Management Agreement between the Company and Sprint PCS, dated as of July 22, 1998, as amended) as such Service Area is in effect on the Effective Date. A copy of the description of such Service Area is attached to this Agreement as Exhibit C.

         "Restrictive Covenants" means the restrictive covenants contained in
Section 13(c) hereof.

         "Trade Secret" means all information, without regard to form, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, distribution lists or a list of actual or potential customers, advertisers or suppliers which is not commonly known by or available to the public and which information: (A) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Without limiting the foregoing, Trade Secret means any item of confidential information that constitutes a "trade secret(s)" under the common law or statutory law of the State of Georgia.

                  (c) RESTRICTIVE COVENANTS.

                           (i) Restriction on Disclosure and Use of Confidential
Information and Trade Secrets. Executive understands and agrees that the Confidential Information and Trade Secrets constitute valuable assets of the Company and its affiliated entities, and may not be converted to Executive's own use. Accordingly, Executive hereby agrees that Executive shall not, directly or indirectly, at any time during the Restricted Period reveal, divulge, or disclose to any Person not expressly authorized by the Company any Confidential Information, and Executive shall not, directly or indirectly, at any time during the Restricted Period use or make use of any Confidential Information in connection with any business activity other than that of the Company. Throughout the term of this Agreement and at all times after the date that this Agreement terminates for any reason, Executive shall not directly or indirectly transmit or disclose any Trade Secret of the Company to any Person, and shall not make use of any such Trade Secret, directly or indirectly, for himself or for others, without the prior written consent of the Company. The parties acknowledge and agree that this Agreement is not intended to, and does not, alter either the Company's rights or Executive's obligations under any state or federal statutory or common law regarding trade secrets and unfair trade practices.

         Anything herein to the contrary notwithstanding, Executive shall not be restricted from disclosing or using Confidential Information or any Trade Secret that is required to be disclosed by law, court order or other legal process; provided, however, that in the event disclosure is required by law, Executive shall provide the Company with prompt notice of such requirement so that the Company may seek an appropriate protective order prior to any such required disclosure by Executive.

                           (ii) Nonsolicitation of Protected Employees.
Executive understands and agrees that the relationship between the Company and each of its Protected Employees constitutes a valuable asset of the Company and may not be converted to Executive's own use. Accordingly, Executive hereby agrees that during the Restricted Period Executive shall not directly or indirectly on Executive's own behalf or as a Principal or Representative of any Person or otherwise solicit or induce any Protected Employee to terminate his employment relationship with the Company or to enter into employment with any other Person.

                           (iii) Restriction on Relationships with Protected
Customers. Executive understands and agrees that the relationship between the Company and each of its Protected Customers constitutes a valuable asset of the Company and may not be converted to Executive's own use. Accordingly, Executive hereby agrees that, during the Restricted Period, Executive shall not, without the prior written consent of the Company, directly or indirectly, on Executive's own behalf or as a Principal or Representative of any Person, solicit, divert, take away or attempt to solicit, divert or take away a Protected Customer for the purpose of providing or selling Competitive Services; provided, however, that the prohibition of this covenant shall apply only to Protected Customers with whom Executive had Material Contact on the Company's behalf during the twelve (12) months immediately preceding the termination of his employment hereunder. For purposes of this Agreement, Executive had "Material Contact" with a Protected Customer if (a) he had business dealings with the Protected Customer on the Company's behalf; (b) he was responsible for supervising or coordinating the dealings between the Company and the Protected Customer; or (c) he obtained Trade Secrets or Confidential Information about the customer as a result of his association with the Company, and, provided further, that the prohibition of this covenant shall not apply to the conduct of general advertising activities.

                           (iv) Restriction on Soliciting Sprint Relationship.
Executive understands and agrees that the relationship between the Company and Sprint Corporation and its subsidiaries and affiliates constitutes a valuable asset of the Company and may not be converted to Executive's own use. Accordingly, Executive hereby agrees that, during the Restricted Period, Executive shall not, without the prior written consent of the Company, directly or indirectly, on Executive's own behalf or as a Principal or Representative of any Person, solicit a relationship with Sprint for the provision of Competitive Services within the Restricted Territory on behalf of any Person other than the Company.

                           (v) Noncompetition with the Company. In consideration
of the compensation and benefits being paid and to be paid by the Company to Executive hereunder and the stock options to be granted to Executive from time to time, Executive hereby agrees that, during the Restricted Period, Executive will not, without prior written consent of the Company, directly or indirectly seek or obtain a Competitive Position in the Restricted Territory with a Competitor; provided, however, that the provisions of this Agreement shall not be deemed to prohibit (A) the ownership by Executive of not more than five percent (5%) of any class of securities of any corporation having a class of securities registered pursuant to the Exchange Act, which investment does not exceed 3% of Executive's net worth, or (B) Executive from seeking or obtaining a Competitive Position in the Restricted Territory with a Competitor if less than 20% of such Competitor's population or subscribers reside in the Restricted Territory, unless Executive's principal responsibilities for such Competitor relate to the Competitor's activities within the Restricted Territory. Executive acknowledges that in the performance of his duties for the Company he is charged with operating on the Company's behalf throughout the Restricted Territory and he hereby acknowledges, therefore, that the Restricted Territory is reasonable.

                  (d) ENFORCEMENT OF RESTRICTIVE COVENANTS.

                           (i) Rights and Remedies Upon Breach. In the event
Executive breaches, or threatens to commit a breach of, any of the provisions of the Restrictive Covenants, the Company shall have the right and remedy to enjoin, preliminarily and permanently, Executive from violating or threatening to violate the Restrictive Covenants and to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company. Such right and remedy shall be independent of any others and severally enforceable, and shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity.

                           (ii) Severability of Covenants. Executive
acknowledges and agrees that the Restrictive Covenants are reasonable and valid in time and scope and in all other respects. The covenants set forth in this Agreement shall be considered and construed as separate and independent covenants. Should any part or provision of any covenant be held invalid, void or unenforceable in any court of competent jurisdiction, such invalidity, voidness or unenforceability shall not render invalid, void or unenforceable any other part or provision of this Agreement. If any portion of the foregoing provisions is found to be invalid or unenforceable by a court of competent jurisdiction because its duration, the territory, the definition of activities or the definition of information covered is considered to be invalid or unreasonable in scope, the invalid or unreasonable term shall be redefined, or a new enforceable term provided, such that the intent of the Company and Executive in agreeing to the provisions of this Agreement will not be impaired and the provision in question shall be enforceable to the fullest extent of the applicable laws.

                           (iii) Reformation. The parties hereunder agree that
it is their intention that the Restrictive Covenants be enforced in accordance with their terms to the maximum extent possible under applicable law. The parties further agree that, in the event any court of competent jurisdiction shall find that any provision hereof is not enforceable in accordance with its terms, the court shall reform the Restrictive Covenants such that they shall be enforceable to the maximum extent permissible at law.

                           (iv) Elective Right of the Company. In the event that
Executive challenges the enforceability of the Restrictive Covenants (or asserts an affirmative defense to an action seeking to enforce the Restrictive Covenants) based on an argument that the Restrictive Covenants are (x) not enforceable as a matter of law, (y) unreasonable in geographical scope or duration or (z) void as against public policy, the Company shall have the right
(1) to cease making the payments required under Section 8(a) above and, upon demand, to have Executive repay, within 10 business days of any such demand, any such payments already made, and (2) to void any stock option or other award that Executive (or a permitted transferee) then holds, to repurchase (at a price equal to the greater of par value or the purchase price that Executive paid to the Company) any shares that Executive received pursuant to the exercise of a stock option or the vesting of a restricted stock award, and to recover any gain that Executive recognized through the sale of any such shares. Any right afforded to, or exercised by, the Company hereunder shall in no way affect the enforceability of the Restrictive Covenants or any other right of the Company hereunder. Nothing in this Section 13(d)(iv) shall be construed to preclude a challenge by Executive (or a defense against) the application of the Restrictive Covenants as to a particular set of facts and circumstances (as opposed to the arguments enumerated above).

         14. ARBITRATION.

                  (a) Any claim or dispute arising under this Agreement shall be subject to arbitration, and prior to commencing any court action, the parties agree that they shall arbitrate all controversies; provided, however, that nothing in this Section 14 shall prohibit the Company from exercising its right under Section 13(d)(i) to pursue injunctive remedies with respect to a breach or threatened breach of the Restrictive Covenants. The arbitration shall be conducted in Atlanta, Georgia, in accordance with the Employment Dispute Rules of the American Arbitration Association and the Federal Arbitration Act, 9 U.S.C. Section 1, et. seq. The arbitrator(s) shall be authorized to award both liquidated and actual damages, in addition to injunctive relief, but no punitive damages. The arbitrator(s) may also award attorney's fees and costs, without regard to any restriction on the amount of such award under Georgia or other applicable law. Such an award shall be binding and conclusive upon the parties hereto, subject to 9 U.S.C. Section 10. Each party shall have the right to have the award made the judgment of a court of competent jurisdiction.

                  (b) Any disputes arising out of Executive's employment or termination (except for matters covered under this Agreement, workers' compensation, unemployment benefits, health and welfare and 401(k) benefits) will be subject to the procedures detailed in the Company's Employee Solution Program ("ESP"), culminating in final and binding arbitration. Disputes covered by the ESP policy include, but are not limited to, claims pertaining to discipline and corrective action, discrimination, fair treatment, harassment, termination and other legally protected rights ("ESP Covered Disputes"). By accepting or continuing in employment, Executive agrees that the ESP mechanism shall be the exclusive means for resolving all ESP Covered Disputes and that no action may be brought in any court or other forum. THIS AGREEMENT IS A WAIVER OF ALL RIGHTS TO A CIVIL COURT ACTION FOR ALL ESP COVERED DISPUTES. THE ESP IS GOVERNED BY THE FEDERAL ARBITRATION ACT ("FAA"). SHOULD A COURT OF COMPETENT JURISDICTION DETERMINE THAT THE FAA IS NOT APPLICABLE TO THE CLAIMS OF EXECUTIVE OR TO THE ESP, THE GEORGIA ARBITRATION CODE WILL APPLY TO THE ESP AS IT RELATES TO EXECUTIVE.

         15. ASSIGNMENT AND SUCCESSORS.

                  (a) This Agreement is personal to Executive and without the prior written consent of the Company shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  (c) The Company will require any Surviving Entity resulting from a Reorganization, Sale or Acquisition (if other than the Company) to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no Reorganization, Sale or Acquisition had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         16. MISCELLANEOUS.

                  (a) WAIVER. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

                  (b) SEVERABILITY. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

                  (c) OTHER AGENTS. Nothing in this Agreement is to be interpreted as limiting the Company from employing other personnel on such terms and conditions as may be satisfactory to it, except that this Section 16(c) shall not override the provision of Section 7(d)(i).

                  (d) ENTIRE AGREEMENT. Except as provided herein, this Agreement contains the entire agreement between the Company and Executive with respect to the subject matter hereof and, from and after the Effective Date, this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof, including without limitation, the Prior Agreement.

                  (e) GOVERNING LAW. Except to the extent preempted by federal law, and without regard to conflict of laws principles, the laws of the State of Georgia shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

                  (f) NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or three days after mailing if mailed, first class, certified mail, postage prepaid:

         To Company:      AirGate PCS, Inc.
                          Harris Tower, Suite 1700
                          233 Peachtree Street, NE
                          Atlanta, Georgia 30303
                          Attention: Dennis D. Lee, Vice President,
                                     Human Resources

         To Executive:    Thomas M. Dougherty
                          2412 Bohler Road, N.W.
                          Atlanta, GA 30327

         Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

                  (g) AMENDMENTS AND MODIFICATIONS. This Agreement may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to this Agreement.

                  (h) CONSTRUCTION. Each party and his or its counsel have reviewed this Agreement and have been provided the opportunity to revise this Agreement and accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Instead, the language of all parts of this Agreement shall be construed as a whole, and according to its fair meaning, and not strictly for or against either party.

                  (i) WITHHOLDING. The Company may withhold from any payment that it is required to make under this Agreement amounts sufficient to satisfy applicable withholding requirements under any federal, state or local law.

                         (signatures on following page)

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Employment Agreement as of the date first above written.

                                  AIRGATE PCS, INC.


                                  By:   /s/ Robert Ferchat
                                      ---------------------------------
                                  Title:  Chairman
                                        -------------------------------




                                  EXECUTIVE:


                                  /s/ Thomas M. Dougherty
                                  -------------------------------------
                                  Thomas M. Dougherty

                                    EXHIBIT A

                         Description of Responsibilities


          Executive shall be the Company's President and Chief Executive Officer and, subject to the oversight and direction of the Board, responsible for managing the strategic affairs of the Company. Executive's duties and responsibilities shall include, without limitation, the following:

     a) Develops and effectively articulates the Company's vision and strategic objectives, and refines them as necessary to adapt to changing market, industry and economic conditions and trends.

     b) Initiates progress against critical long-term and short-term business objectives by adhering to strategic plans, leveraging the capabilities of senior management, and formulating creative and effective solutions to the challenges confronting the Company.

     c) Understands the economic drivers of the Company and the industry, effectively applies this knowledge to develop realistic and appropriate financial goals, and collaborates with senior management to initiate and measure progress toward the achievement of these goals.

     d) Performs general management oversight duties including, but not limited to: operations; marketing; strategy; financing; human resources; sales; and public relations.

     e) Fosters a healthy working relationship with the Board of Directors, seeking its counsel and keeping directors informed of external and internal developments, as needed.

     f) Identifies and addresses developmental opportunities for senior management, and establishes and maintains succession plans for the CEO office and other key management roles.

     g) Exemplifies high standards of ethical conduct. Represents the Company honestly, accurately and in a timely manner to shareholders, investors and other external groups, as appropriate. Governs the Company using sound business judgment.

     h) Acts in the best interests of the Company, its employees and its shareholders while demonstrating accountability for behaviors and results.


          In performing his duties, Executive shall comply with the Company's Standards of Business Conduct and all applicable laws, including but not limited to the Sarbanes Oxley Act of 2002.

                                    EXHIBIT B

                                 Form of Release

         THIS RELEASE ("Release") is granted effective as of the ____ day of _________, ____, by Thomas M. Dougherty ("Executive") in favor of AirGate PCS, Inc. (the "Company"). This is the Release referred to in that certain Employment Agreement dated as of ________, 2004 by and between the Company and Executive (the "Employment Agreement"), with respect to which this Release is an integral part.

         FOR AND IN CONSIDERATION of the payments and benefits provided by
Section 8 of the Employment Agreement and the Company's other promises and covenants as recited in the Employment Agreement, the receipt and sufficiency of which are hereby acknowledged, Executive, for himself, his successors and assigns, now and forever hereby releases and discharges the Company and all its past and present officers, directors, stockholders, employees, agents, parent corporations, predecessors, subsidiaries, affiliates, estates, successors, assigns, benefit plans, consultants, administrators, and attorneys (hereinafter collectively referred to as "Releasees") from any and all claims, charges, actions, causes of action, sums of money due, suits, debts, covenants, contracts, agreements, promises, demands or liabilities (hereinafter collectively referred to as "Claims") whatsoever, in law or in equity, whether known or unknown, which Executive ever had or now has from the beginning of time up to the date this Release ("Release") is executed, including, but not limited to, claims under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964 (and all of its amendments), the Americans with Disabilities Act, as amended, or any other federal or state statutes, all tort claims, all claims for wrongful employment termination or breach of contract, and any other claims which Executive has, had, or may have against the Releasees on account of or arising out of Executive's employment with or termination from the Company; provided, however, that nothing contained in this Release shall in any way diminish or impair (i) any rights of Executive to the benefits conferred or referenced in the Employment Agreement [or Executive's Retention Bonus Agreement with the Company], (ii) any rights to indemnification that may exist from time to time under any Indemnification Agreement between Executive and the Company, or the Company's certificate of incorporation or bylaws, or Delaware law, or (iii) Executive's ability to raise an affirmative defense in connection with any lawsuit or other legal claim or charge instituted or asserted by the Company against Executive (collectively, the "Excluded Claims").

         Without limiting the generality of the foregoing, Executive hereby acknowledges and covenants that in consideration for the sums being paid to him he has knowingly waived any right or opportunity to assert any claim that is in any way connected with any employment relationship or the termination of any employment relationship which existed between the Company and Executive. Executive further understands and agrees that, except for the Excluded Claims, he has knowingly relinquished, waived and forever released any and all remedies arising out of the aforesaid employment relationship or the termination thereof, including, without limitation, claims for backpay, front pay, liquidated damages, compensatory damages, general damages, special damages, punitive damages, exemplary damages, costs, expenses and attorneys' fees.

         Executive specifically acknowledges and agrees that he has knowingly and voluntarily released the Company and all other Releasees from any and all claims arising under the Age Discrimination in Employment Act ("ADEA"), 29 U.S.C. Section 621, et seq., which Executive ever had or now has from the beginning of time up to the date this Release is executed, including but not limited to those claims which are in any way connected with any employment relationship or the termination of any employment relationship which existed between the Company and Executive. Executive further acknowledges and agrees that he has been advised to consult with an attorney prior to executing this Release and that he has been given twenty-one (21) days to consider this Release prior to its execution. Executive also understands that he may revoke this Release at any time within seven (7) days following its execution. Executive understands, however, that this Release shall not become effective and that none of the consideration described above shall be paid to him until the expiration of the seven-day revocation period.

         Executive agrees never to seek reemployment or future employment with the Company or any of the other Releasees.

         Executive acknowledges that the terms of this Release must be kept confidential. Accordingly, Executive agrees not to disclose or publish to any person or entity the terms and conditions or sums being paid in connection with this Release, except as required by law, as necessary to prepare tax returns, or as necessary to enforce the Excluded Claims.

         It is understood and agreed by Executive that the payment made to him is not to be construed as an admission of any liability whatsoever on the part of the Company or any of the other Releasees, by whom liability is expressly denied.

         This Release is executed by Executive voluntarily and is not based upon any representations or statements of any kind made by the Company or any of the other Releasees as to the merits, legal liabilities or value of his claims. Executive further acknowledges that he has had a full and reasonable opportunity to consider this Release and that he has not been pressured or in any way coerced into executing this Release.

         Executive acknowledges and agrees that this Release may not be revoked at any time after the expiration of the seven-day revocation period and that he will not institute any suit, action, or proceeding, whether at law or equity, challenging the enforceability of this Release. Executive further acknowledges and agrees that, with the exception of an action to challenge his waiver of claims under the ADEA, he shall not ever attempt to challenge the terms of this Release, attempt to obtain an order declaring this Release to be null and void, or institute litigation against the Company or any other Releasee based upon a claim which is covered by the terms of the release contained herein, without first repaying all monies paid to him under Section 8 of the Employment Agreement. Furthermore, with the exception of an action to challenge his waiver of claims under the ADEA, if Executive does not prevail in an action to challenge this Release, to obtain an order declaring this Release to be null and void, or in any action against the Company or any other Releasee based upon a claim which is covered by the release set forth herein, Executive shall pay to the Company and/or the appropriate Releasee all their costs and attorneys' fees incurred in their defense of Executive's action.

         This Release and the rights and obligations of the parties hereto shall be governed and construed in accordance with the laws of the State of Georgia. If any provision hereof is unenforceable or is held to be unenforceable, such provision shall be fully severable, and this document and its terms shall be construed and enforced as if such unenforceable provision had never comprised a part hereof, the remaining provisions hereof shall remain in full force and effect, and the court construing the provisions shall add as a part hereof a provision as similar in terms and effect to such unenforceable provision as may be enforceable, in lieu of the unenforceable provision.

         This document contains all terms of the Release and supersedes and invalidates any previous agreements or contracts. No representations, inducements, promises or agreements, oral or otherwise, which are not embodied herein shall be of any force or effect.

         IN WITNESS WHEREOF, the undersigned acknowledges that he has read these three pages and he sets his hand and seal this ____ day of ____________, 20___.




                                            ------------------------------------
                                            THOMAS M. DOUGHERTY

Sworn to and subscribed before me
this _____ day of ______________, 20___.


------------------------------------
              Notary Public


My Commission Expires:

------------------------------------

                                    EXHIBIT C

                                  Service Area

SERVICE AREA BTAS:         Anderson, SC                                BTA 16
                           Asheville-Henderson, NC                     BTA 20
                           Augusta, GA                                 BTA 26
                           Camden County, NC,                 part of  BTA 324
                           Charleston, SC                              BTA 72
                           Columbia, SC                                BTA 91
                           Currituck County, NC,              part of  BTA 324
                           Dare County, NC,                   part of  BTA 324
                           Florence, SC                                BTA 147
                           Goldsboro-Kinston, NC                       BTA 165
                           Greenville-Washington, NC                   BTA 176
                           Greenville-Spartanburg, SC                  BTA 177
                           Greenwood, SC                               BTA 178
                           Hickory-Lenoir-Morgantown, NC               BTA 189
                           Jacksonville, NC                            BTA 214
                           Myrtle Beach, SC                            BTA 312
                           New Bern, NC                                BTA 316
                           Orangeburg, SC                              BTA 335
                           Pasquotank County, NC               part of BTA 324
                           Roanoke Rapids, NC                          BTA 377
                           Rocky Mount-Wilson, NC                      BTA 382
                           Savannah, GA                                BTA 410
                           Sumter, SC                                  BTA 436
                           Wilmington, NC                              BTA 478